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                         CERIDIAN CORPORATION/TESSERACT
                            LONG-TERM INCENTIVE PLAN
                                (JUNE 30, 1994)
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                         CERIDIAN CORPORATION/TESSERACT
                            LONG-TERM INCENTIVE PLAN

    1. PURPOSE OF PLAN. The purpose of the Ceridian Corporation/Tesseract Long-Term Incentive Plan (the "Plan") is to advance the interests of Ceridian Corporation (the "Company") and its stockholders by enabling the Company to attract and retain persons of ability to perform services for Tesseract Corporation, a California corporation, following its acquisition by the Company. The Plan is designed to accomplish this objective by providing an incentive to such individuals through equity participation in the Company and by rewarding such individuals who contribute to the achievement by the Company and Tesseract of their economic objectives.

    2.   DEFINITIONS.   The following  terms will  have the  meanings set  forth
below, unless the context clearly otherwise requires:

       2.1  "BOARD" means the Board of Directors of the Company.

       2.2 "BROKER EXERCISE NOTICE" means a written notice pursuant to which a Participant, upon exercise of an Option, irrevocably instructs a broker or dealer to sell a sufficient number of shares or loan a sufficient amount of money to pay all or a portion of the exercise price of the Option and/ or any related withholding tax obligations and remit such sums to the Company and directs the Company to deliver stock certificates to be issued upon such exercise directly to such broker or dealer.

       2.3 "CHANGE OF CONTROL" means an event described in Section 9.1 of the Plan.

       2.4  "CODE" means the Internal Revenue Code of 1986, as amended.

       2.5 "COMMITTEE" means the director or directors of the Company administering the Plan, as provided in Section 3 of the Plan.

       2.6 "COMMON STOCK" means the common stock of the Company, par value $0.50 per share, or the number and kind of shares of stock or other securities  into which such  Common Stock may be  changed in accordance with
    Section 4.4 of the Plan.

       2.7 "DISABILITY" means the disability of a Participant such as would entitle the Participant to receive disability income benefits pursuant to the long-term disability plan of the Company or Subsidiary then covering the Participant or, if no such plan exists or is applicable to the Participant, the permanent and total disability of the Participant within the meaning of
    Section 22(e)(3) of the Code.

       2.8  "ELIGIBLE RECIPIENTS" means all employees of Tesseract.

       2.9 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

       2.10 "FAIR MARKET VALUE" means, with respect to the Common Stock, as of any date (or, if no shares were traded or quoted on such date, as of the next preceding date on which there was such a trade or quote), the closing market price per share of the Common Stock as reported on the New York Stock Exchange Composite Tape on that date.

       2.11 "NON-STATUTORY STOCK OPTION" means a right to purchase Common Stock granted to an Eligible Recipient pursuant to Section 6 of the Plan that does not  qualify as  an  "incentive stock  option"  within the  meaning  of
    Section 422 of the Code.

       2.12  "OPTION" means a Non-Statutory Stock Option.

       2.13 "OPTION AWARD" means the grant of an Option to an Eligible Recipient pursuant to the Plan.

       2.14 "PARTICIPANT" means an Eligible Recipient who receives one or more Options under the Plan.

       2.15 "RETIREMENT" means the termination (other than for "cause" as defined in Section 7.3(b) of the Plan) of a Participant's employment or other service on or after the date on
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    which  the Participant has attained the age of 55 and has completed 10 years of continuous service to the Company or any Subsidiary (determined in accordance with the retirement/pension plan or practice of the Company or Subsidiary then covering the Participant, provided that if the Participant is not covered by any such plan or practice, the Participant will be deemed to be covered by the Company's plan or practice for purposes of this determination).

       2.16  "SECURITIES ACT" means the Securities Act of 1933, as amended.

       2.17 "SUBSIDIARY" means any entity that is directly or indirectly controlled by the Company.

       2.18 "TESSERACT" means Tesseract Corporation, a California corporation, and, if Tesseract Corporation ceases to be a separate Subsidiary of the
    Company, any division of the Company or of a Subsidiary of the Company into which the assets, liabilities and business as a going concern of Tesseract Corporation are placed.

    3.  PLAN ADMINISTRATION.

       3.1 THE COMMITTEE. The Plan will be administered by a Committee of the Board (the "Committee") consisting of the Chairman of the Board and such additional directors of the Company, if any, as may subsequently be named to such Committee by the Board. To the extent consistent with corporate law, the Committee may delegate to any officers of the Company the duties, power and authority of the Committee under the Plan pursuant to such conditions or limitations as the Committee may establish. Each determination, interpretation or other action made or taken by the Committee pursuant to the provisions of the Plan will be conclusive and binding for all purposes and on all persons, and no member of the Committee will be liable for any action or determination made in good faith with respect to the Plan or any Option Award granted under the Plan.

       3.2  TERMS AND CONDITIONS OF OPTION AWARDS.

        (a) In accordance with and subject to the provisions of the Plan, the Committee will have the authority to determine the provisions of Option Awards including, without limitation, (i) the Eligible Recipients to be selected as Participants; (ii) the number of shares of Common Stock to be subject to each Option Award, the exercise price, and the form of written agreement evidencing any Option Award; (iii) the time or times when Option Awards will be granted; and (iv) the restrictions and other conditions to which the exercisability of Option Awards may be subject. In addition, the Committee will have the authority under the Plan in its sole discretion to pay the economic value of any Option Award in the form of cash, Common Stock or any combination of both.

        (b) The Committee will have the authority under the Plan to amend or modify the terms and conditions of any outstanding Option Award; provided, however that the amended or modified terms are permitted by the Plan as then in effect and that any Participant adversely affected by such amended or modified terms has consented to such amendment or modification. No amendment or modification to an Option Award, however, whether pursuant to this
    Section 3.2 or any other provisions of the Plan, will be deemed to be a re-grant of such Option Award for purposes of this Plan.

       3.3 ADJUSTMENTS TO PERFORMANCE CRITERIA. In the event of (i) any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, extraordinary dividend or divestiture (including a spin-off) or any other change in corporate structure or shares, (ii) any purchase, acquisition, sale or disposition of a significant amount of assets or a significant business, (iii) any change in accounting principles or practices, (iv) any change in the business plan on which financial performance targets or goals have been predicated, or (v) any other similar change, in each case with respect to the Company (or any Subsidiary or division thereof) or any other entity whose performance is relevant to the

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    grant  or  exercisability of  an  Option Award,  the  Committee (or,  if the
    Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) may, in its sole discretion and without the consent of any affected Participant, amend or modify the grant or exercisability criteria of any outstanding Option Award that is based in whole or in part on the financial performance of the Company (or any Subsidiary or division thereof) or such other entity so as equitably to reflect such event, with the desired result that the criteria for evaluating such financial performance of the Company or such other entity will be substantially the same (in the sole discretion of the Committee or the board of directors of the surviving corporation) following such event as prior to such event; provided, however, that the amended or modified terms are permitted by the Plan as then in effect.

    4.  SHARES AVAILABLE FOR ISSUANCE.

       4.1 MAXIMUM NUMBER OF SHARES AVAILABLE. Subject to adjustment as provided in Section 4.4 of the Plan, the maximum number of shares of
    Common Stock that will be available for issuance under the Plan will be 500,000 shares. The shares available for issuance under the Plan may either be authorized but unissued or treasury shares.

       4.2 LIMITATION ON INDIVIDUAL AWARDS IN ANY TAXABLE YEAR. The maximum number of shares of Common Stock that may be the subject of Option Awards made to any Eligible Recipient in any one taxable year of the Company shall not exceed 150,000 shares (the "Maximum Annual Grant").

       4.3 ACCOUNTING FOR OPTION AWARDS. Shares of Common Stock that are subject to outstanding Option Awards will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan. Any shares of Common Stock that are subject to an Option Award that lapses, expires, is forfeited or for any reason is terminated unexercised and any shares of Common Stock that are subject to an Option Award that is settled or paid in cash or any form other than shares of Common Stock will automatically again become available for issuance under the Plan.

       4.4 ADJUSTMENTS TO SHARES AND INCENTIVE AWARDS. In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off) or any other change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) will make appropriate adjustments (which determination will be conclusive) as to (i) the number and kind of securities available for issuance under the Plan,
    (ii) the Maximum Annual Grant, and (iii) in order to prevent dilution or enlargement of the rights of Participants, the number, kind and exercise price of securities subject to outstanding Option Awards.

    5. PARTICIPATION. Participants in the Plan will be those Eligible Recipients who, in the judgment of the Committee, have contributed, are contributing or are expected to contribute to the achievement of economic objectives of Tesseract and thereby the Company. Eligible Recipients may be granted from time to time one or more Option Awards. Option Awards will be deemed to be granted as of the date specified in the grant approval signed by the Committee, which date will be the date of any related agreement with the Participant.

    6.  OPTIONS.

       6.1 GRANT. An Eligible Recipient may be granted one or more Options under the Plan, and such Options will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee.

       6.2   EXERCISE PRICE.   The per share  price to be  paid by a Participant
       upon exercise of an Option will be 100% of the Fair Market Value of one share of Common Stock on the date of grant.

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       6.3   EXERCISABILITY AND DURATION.   An Option will become exercisable at
       such times and in such installments as may be determined by the Committee at the time of grant; provided, however, that no Option may be exercisable prior to five months (other than as provided in Section 7 of the Plan) or after 10 years from its date of grant. Unless the Committee determines otherwise, an Option granted under the Plan will be exercisable for 10 years from its date of grant and will become exercisable on a cumulative basis with respect to one-fourth of the shares subject to such Option on each January 1 following its date of grant (or, if later, five months following its date of grant with respect to the initial one-fourth installment).

       6.4 PAYMENT OF EXERCISE PRICE. The total purchase price of the shares to be purchased upon exercise of an Option will be paid entirely in cash
    (including check, bank draft or money order); provided, however, that the Committee, in its sole discretion and upon terms and conditions established by the Committee, may allow such payments to be made, in whole or in part, by tender of a Broker Exercise Notice.

       6.5 MANNER OF EXERCISE. An Option may be exercised by a Participant in whole or in part from time to time, subject to the conditions contained in the Plan and in the agreement evidencing such Option, by delivery in person, by facsimile or electronic transmission or through the mail of written notice of exercise to the Company, Attention: Corporate Treasury, at its principal executive office in Minneapolis, Minnesota and by paying in full the total exercise price for the shares of Common Stock to be purchased in accordance with Section 6.4 of the Plan.

    7.  EFFECT OF TERMINATION OF EMPLOYMENT OR OTHER SERVICE.

       7.1 TERMINATION DUE TO DEATH OR DISABILITY. If a Participant's employment or other service with the Company and all Subsidiaries is terminated by reason of death or Disability, then except as otherwise provided in the agreement(s) evidencing such Participant's Option Award(s), all of such Participant's then outstanding Options will become immediately exercisable in full and will remain exercisable for the remainder of their terms.

       7.2 TERMINATION DUE TO RETIREMENT. If a Participant's employment or other service with the Company and all Subsidiaries is terminated by reason of Retirement, then except as otherwise provided in Section 9 of the Plan or in the agreement(s) evidencing such Participant's Option Award(s), all of such Participant's then outstanding Options will continue to become excercisable in accordance with their terms.

       7.3  TERMINATION FOR REASONS OTHER THAN DEATH, DISABILITY OR RETIREMENT.

        (a) Except as otherwise provided in Section 9 of the Plan, in the event a Participant's employment or other service is terminated with the Company and all Subsidiaries for any reason other than death, Disability or Retirement, or a Participant is in the employ or service of a Subsidiary and the Subsidiary ceases to be a Subsidiary of the Company (unless the Participant continues in the employ or service of the Company or another Subsidiary), all rights of the Participant under the Plan and any agreements evidencing an Option Award will immediately terminate without notice of any kind and no Options then held by the Participant will thereafter be exercisable; provided, however, that if such termination is due to any reason other than termination by the Company or any Subsidiary for "cause," all outstanding Options then held by such Participant will remain exercisable to the extent exercisable as of such termination for a period of three months after such termination (but in no event after the expiration date of any such Option).

        (b) For purposes of this Section 7.3, "cause" will be as defined in any employment or other agreement or policy applicable to the Participant or, if no such agreement or policy exists, will mean (i) dishonesty, fraud, misrepresentation, embezzlement or material and deliberate injury or attempted injury, in each case related to the Company or any Subsidiary,
    (ii) any unlawful or

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    criminal activity of  a serious nature,  (iii) any willful  breach of  duty, habitual neglect of duty or unreasonable job performance, or (iv) any material breach of any employment, service, confidentiality or noncompete agreement entered into with the Company or any Subsidiary.

       7.4 MODIFICATION OF RIGHTS UPON TERMINATION. Notwithstanding the other provisions of this Section 7, upon a Participant's termination of employment or other service with the Company and all Subsidiaries, the Committee may, in its sole discretion (which may be exercised before or following such termination), cause Options (or any part thereof) then held by such Participant to become exercisable and/or remain exercisable following such termination of employment or service.

       7.5 DATE OF TERMINATION OF EMPLOYMENT OR OTHER SERVICE. A Participant's employment or other service will, for purposes of the Plan, be deemed to have terminated on the date recorded on the personnel or other records of the Company or the Subsidiary for which the Participant provides employment or other service.

    8.  PAYMENT OF WITHHOLDING TAXES.

       8.1 GENERAL RULES. The Company is entitled to (a) withhold and deduct from future wages of the Participant (or from other amounts which may be due and owing to the Participant from the Company or a Subsidiary), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all federal, state and local withholding and employment-related tax requirements attributable to an Option Award, including, without limitation, the exercise of an Option Award, or (b) require the Participant promptly to remit the amount of such withholding to the Company before taking any action with respect to an Option Award.

       8.2 SPECIAL RULES. The Committee may, in its sole discretion and upon terms and conditions established by the Committee, permit or require a
    Participant to satisfy, in whole or in part, any withholding or employment-related tax obligation described in Section 8.1 of the Plan by electing to tender a Broker Exercise Notice.

    9.  CHANGE OF CONTROL.

       9.1   DEFINITIONS.    For  purposes of  this  Section  9,  the  following
       definitions will be applied:

        (a) "Change of Control" will mean any of the following events:

           (i) a merger or consolidation to which the Company is a party if the individuals and entities who were stockholders of the Company immediately prior to the effective date of such merger or consolidation have beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of less than 50% of the total combined voting power for election of directors of the surviving corporation following the effective date of such merger or consolidation;

           (ii) the direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) in the aggregate of securities of the Company representing 20% or more of the total combined voting power of the Company's then issued and outstanding securities by any person or entity, or group of associated person or entities acting in concert;

          (iii)   the  sale  of  the  properties   and  assets  of  the  Company
       substantially as an entirety, to any person or entity which is not a wholly-owned subsidiary of the Company;

          (iv) the stockholders of the Company approve any plan or proposal for the liquidation of the Company; or

           (v) a change in the composition of the Board at any time during any consecutive 24 month period such that the "Continuity Directors" cease for any reason to constitute at least a 70% majority of the Board. For purposes of this clause, "Continuity Directors" means those

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       members of the Board  who either (1) were  directors at the beginning  of such consecutive 24 month period, or (2) were elected by, or on the nomination or recommendation of, at least a two-thirds majority of the then-existing Board of Directors.

        (b) "Change of Control Action" will mean any payment (including any benefit or transfer of property) in the nature of compensation, to or for the benefit of a Participant under any arrangement, which is considered to be contingent on a Change of Control for purposes of Section 280G of the Code. As used in this definition, the term "arrangement" includes, without limitation, any agreement between a Participant and the Company and any and all of the Company's salary, bonus, incentive, restricted stock, stock option, compensation or benefit plans, programs or arrangements, and will include this Plan.

       9.2 ACCELERATION OF EXERCISABILITY. Subject to the "Limitation on Change of Control Compensation" contained in Section 9.3 of the Plan, in the event of a Change of Control, and without further action of the Committee, all Options that have been outstanding at least five months will become immediately exercisable in full and will remain exercisable until the expiration date of such Options.

       9.3 LIMITATION ON CHANGE OF CONTROL COMPENSATION. A Participant will not be entitled to receive any Change of Control Action which would, with respect to the Participant, constitute a "parachute payment" for purposes of
    Section 280G of the Code. In the event any Change of Control Action would, with respect to the Participant, constitute a "parachute payment," the Participant will have the right to designate those Change of Control Action(s) which would be reduced or eliminated so that the Participant will not receive a "parachute payment."

       9.4 LIMITATIONS ON COMMITTEE'S AND BOARD'S ACTIONS. Prior to a Change of Control, the Participant will have no rights under this Section 9, and the Board will have the power and right, within its sole discretion to rescind, modify or amend this Section 9 without the consent of any Participant. In all other cases, and notwithstanding the authority granted to the Committee or Board to exercise discretion in interpreting, administering, amending or terminating this Plan, neither the Committee nor the Board will, following a Change of Control, have the power to exercise such authority or otherwise take any action that is inconsistent with the provisions of this Section 9.

    10.  RIGHTS OF ELIGIBLE RECIPIENTS AND PARTICIPANTS; TRANSFERABILITY.

       10.1 EMPLOYMENT OR SERVICE. Nothing in the Plan will interfere with or limit in any way the right of the Company or any Subsidiary to terminate the employment or service of any Eligible Recipient or Participant at any time, nor confer upon any Eligible Recipient or Participant any right to continue in the employ or service of the Company or any Subsidiary.

       10.2 RIGHTS AS A STOCKHOLDER. As a holder of Option Awards, a Participant will have no rights as a stockholder unless and until such
    Option Awards are exercised for shares of Common Stock and the Participant becomes the holder of record of such shares. Except as otherwise provided in the Plan, no adjustment will be made for dividends or distributions with respect to such Option Awards as to which there is a record date preceding the date the Participant becomes the holder of record of such shares, except as the Committee may determine in its discretion.

       10.3 RESTRICTIONS ON TRANSFER. Except pursuant to testamentary will or the laws of descent and distribution or as otherwise expressly permitted by the Plan, no right or interest of any Participant in an Option Award prior to the exercise or vesting of such Option Award will be assignable or transferable, or subjected to any lien, during the lifetime of the Participant, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise. A Participant will, however, be entitled to designate a beneficiary to receive an Incentive Award upon such Participant's death, and in the event of a Participant's death, exercise of any Options (to the extent permitted pursuant to Section 7 of the Plan) may be made by the Participant's legal representatives, heirs and legatees.

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       10.4  NON-EXCLUSIVITY  OF THE  PLAN.  Nothing  contained in  the Plan  is intended to modify or rescind any previously approved compensation plans or programs of the Company or create any limitations on the power or authority of the Board to adopt such additional or other compensation arrangements as the Board may deem necessary or desirable.

    11. SECURITIES LAW AND OTHER RESTRICTIONS. Notwithstanding any other provision of the Plan or any agreements entered into pursuant to the Plan, the Company will not be required to issue any shares of Common Stock under this Plan, and a Participant may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to Option Awards granted under the Plan, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act and any applicable state securities laws or an exemption from such registration under the Securities Act and applicable state securities laws, and (b) there has been obtained any other consent, approval or permit from any other regulatory body which the Committee, in its sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.

    12. PLAN AMENDMENT, MODIFICATION AND TERMINATION. The Board may suspend or terminate the Plan or any portion thereof at any time, and the Board or the Compensation and Human Resources Committee of the Board may amend the Plan from time to time in such respects as the Board or such Committee may deem advisable in order that Option Awards under the Plan will conform to any change in applicable laws or regulations or in any other respect the Board or such Committee may deem to be in the best interests of the Company. No termination, suspension or amendment of the Plan may adversely affect any outstanding Option Award without the consent of the affected Participant; provided, however, that this sentence will not impair the right of the Committee or the Board to take whatever action it deems appropriate under Sections 3.3, 4.4 and 9.4 of the Plan.

    13. EFFECTIVE DATE AND DURATION OF THE PLAN. The Plan is effective as of June 30, 1994. The Plan will terminate at midnight on June 30, 1997, and may be terminated prior thereto by Board action, and no Option Award will be granted after such termination. Option Awards outstanding upon termination of the Plan may continue to become exercisable in accordance with their terms.

    14.  MISCELLANEOUS.

       14.1 GOVERNING LAW. The validity, construction, interpretation, administration and effect of the Plan and any rules, regulations and actions relating to the Plan will be governed by and construed exclusively in accordance with the laws of the State of Minnesota.

       14.2 SUCCESSORS AND ASSIGNS. The Plan will be binding upon and inure to the benefit of the successors and permitted assigns of the Company and the Participants.

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